Exhibit 11
RONSON CORPORATION
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)

                                                             Quarter Ended
                                                                June 30,
                                                     --------------------------
                                                          1996            1995
                                                     -----------    -----------
Assuming No Dilution

       Net Earnings ..............................   $       430    $       610
       Less Cumulative Preferred Dividends .......           (44)           (46)
                                                     -----------    -----------

       Net Earnings Applicable to Common Stock ...   $       386    $       564
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,794,730      1,707,698
                                                     -----------    -----------

       Net Earnings per Common Share .............   $      0.22    $      0.33
                                                     ===========    ===========


Assuming Full Dilution

       Net Earnings ..............................   $       430    $       610
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,794,730      1,707,698
       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock ........       838,115        873,267
                                                     -----------    -----------

       Total .....................................     2,632,845      2,580,965
                                                     ===========    ===========

       Net Earnings per Common Share .............   $      0.16    $      0.24
                                                     ===========    ===========

(1) The dilution due to the outstanding stock options was less than 3% in the second quarters of 1996 and 1995 and, therefore, the stock options were not included as common stock equivalents for those periods.

RONSON CORPORATION
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)

                                                            Six Months Ended
                                                                June 30,
                                                     --------------------------
                                                          1996            1995
                                                     -----------    -----------
Assuming No Dilution

       Net Earnings ..............................   $       663    $       837
       Less Cumulative Preferred Dividends .......           (88)           (92)
                                                     -----------    -----------
       Net Earnings from Continuing Operations
          Applicable to Common Stock .............   $       575    $       745
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,781,222      1,706,803
                                                     -----------    -----------

       Net Earnings per Common Share .............   $      0.32    $      0.44
                                                     ===========    ===========


Assuming Full Dilution

       Net Earnings ..............................   $       663    $       837
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,781,222      1,706,803
       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock ........       840,126        873,267
                                                     -----------    -----------

       Total .....................................     2,621,348      2,580,070
                                                     ===========    ===========

       Net Earnings per Common Share .............   $      0.25    $      0.32
                                                     ===========    ===========

(1) The dilution due to the outstanding stock options was less than 3% in the six months of 1996 and 1995 and, therefore, the stock options were not included as common stock equivalents for those periods.